Exhibit 21.1

                               RADISYS CORPORATION

                              LIST OF SUBSIDIARIES


                       Subsidiary                           Jurisdiction of
                                                             Incorporation
      ----------------------------------------------    ------------------------

      RadiSys International                             Oregon
      RadiSys K.K.                                      Japan
      Radisys G.m.b.H.                                  Germany
      RadiSys B.V.                                      Netherlands
      RadiSys International Sales Corp.                 Barbados
      RadiSys SARL                                      France
      RadiSys UK Limited                                United Kingdom